EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of City National Rochdale High Yield Alternative Strategies Fund TEI LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale High Yield Alternative Strategies Fund TEI LLC for the period ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale High Yield Alternative Strategies Fund TEI LLC for the stated period.

/s/ Thomas A. Galvin	/s/ Mitchell Cepler
Thomas A. Galvin	Mitchell Cepler
Principal Executive Officer, City National Rochdale High Yield Alternative Strategies Fund TEI LLC	Treasurer, City National Rochdale High Yield Alternative Strategies Fund TEI LLC

Dated: December 8, 2021	Dated: December 8, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale High Yield Alternative Strategies Fund TEI LLC for purposes of Section 18 of the Securities Exchange Act of 1934.